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                                                                    EXHIBIT 23.1



Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-66250, 33-80425, 33-89036) of Aseco Corporation of our report dated May 10, 1996, except for Note L, as to which the date is June 14, 1996, with respect to the consolidated financial statements and schedule of Aseco Corporation included in the Annual Report (Form 10-K) for the year ended March 31, 1996.



                        ERNST & YOUNG LLP



Boston, Massachusetts
June 24, 1996